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                                                                   EXHIBIT 10.11

                              September 9th, 1998


Paul Colton


Dear Paul:

     I appreciate your willingness to confirm a few items that we discussed regarding the auction system software.

     First, with respect to the source code libraries (including the Live Software java packages) that you had developed prior to beginning your work on the auction system software in February 1997, you grant Creative joint ownership rights, without the obligation of accounting, in such source code libraries.

     Second, with respect to the auction system software and related work product (for example, design documentation, flow charts, manuals) that you developed beginning in February 1997, you grant Creative joint ownership rights, without the obligation of accounting, in such software and other work product.


     Thank you again for your cooperation in this matter.

                                           Sincerely,

                                           /s/ SIMON ABUYOUNES
                                           --------------------------
                                           Simon Abuyounes


Agreed:

/s/ PAUL COLTON
---------------------
Paul Colton
Dated: 11/30/98